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                                   EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT

                              AS OF JUNE 30, 1995



SUBSIDIARY                                            STATE OF INCORPORATION
----------                                            ----------------------
Agway Consumer Products, Inc........................................Delaware
Agway Data Services, Inc............................................Delaware
Agway Financial Corporation.........................................Delaware
Agway General Agency, Inc...........................................New York
Agway Holdings Inc..................................................Delaware
Agway Insurance Company.............................................New York
Agway Petroleum Corporation.........................................Delaware
Agway Realties, Inc.................................................Delaware
H. P. Hood Inc. (1)............................................Massachusetts
Janes Street, Inc...................................................Michigan
Milford Fertilizer Company..........................................Delaware
Motor Transportation Services, Inc..................................Delaware
New Albany Seed Company, Inc........................................Indiana
Telmark Inc.........................................................New York
Texas City Refining, Inc. (2).......................................Delaware



Notes:
(1)   Agway Holdings Inc. owns 99.9% of H. P. Hood Inc.

(2) Agway Petroleum Corporation owns 67% of Texas City Refining, Inc. In September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the offfice of the Delaware Secretary of State.